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                            TECHNOLOGY CROSS LICENSE

THIS TECHNOLOGY CROSS LICENSE ("AGREEMENT") is entered into as of November 16, 2000 (the "EFFECTIVE DATE"), by and between GIANETTI RUOTE SpA, a corporation having its principal place of business at via Stabilimenti 31, 20020 Ceriano Laghetto (Milano), Italy 13/15 ("GIANETTI RUOTE"), and ACCURIDE CORPORATION, a Delaware corporation having its principal place of business at 7140 Office Circle, Evansville, Indiana, US ("ACCURIDE") (Gianetti Ruote and Accuride are hereinafter referred to individually as a "party" and collectively as the "parties").

1.   PURPOSE AND DEFINITIONS

1.1  PURPOSE OF THIS AGREEMENT

     (a)  Gianetti Ruote is a leading O.E.M. (Original Equipment
          Manufacturer) of heavy vehicle steel wheels in Europe, and has developed proprietary manufacturing and design technology in connection therewith.

     (b) Accuride is a leading O.E.M. (Original Equipment Manufacturer) of heavy wheels in North America, and has developed proprietary manufacturing and design technology in connection therewith.

     (c) The parties have agreed to the cross-licensing of their respective wheel production manufacturing and design technology.

1.2  DEFINITIONS

     "ACCURIDE      means technology, information and data not claimed in the
      KNOW-HOW"     Accuride Patents, but nevertheless proprietary, valuable,
                    trade secrets, inventions, discoveries, know-how, processes, procedures, methods, protocols, formulas, techniques, software, designs, drawings, technical and clinical data, or other valuable technical information embodied in the Accuride Licensed Inventions or in other Accuride patents and useful in the development, manufacture, use or sale of Accuride Licensed Products or Accuride Licensed Process(es);

    "ACCURIDE       means the design and manufacture of o.e. heavy steel wheels
    LICENSED FIELD" and equipment therefor;

    "ACCURIDE       means the Invention(s) described in Exhibit B;
    LICENSED
    INVENTION(S)"

    "ACCURIDE       means the processes, methods or procedures in the Accuride
    LICENSED        Licensed Field covered by one or more claims of the Accuride
    PROCESS(ES)"    Patents or utilizing or incorporating Accuride Know-how and described in Exhibit B;

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     "ACCURIDE      means product(s) in the Accuride Licensed Field covered by
     LICENSED       one or more claims of the Accuride Licensed Patents or
     PRODUCTS"      produced by a method covered by one or more claims of such
                    Patents or utilizing or incorporating Accuride Know-how and described in Exhibit B;

     "ACCURIDE      means all classes or types of patents, utility models and
     PATENT(S)"     design patents (including, without limitation, originals,
                    divisions, continuations, continuations-in-part, extensions or reissues, or substitutes therefore, or extensions thereof, or patents of addition, and any incidental Know-how for practicing the same), and applications for these classes or types of patent rights granted or filed in the Gianetti
                    Ruote Territories claiming all or a portion of the Accuride
                    Licensed Invention(s), which are listed in Exhibit B and that are owned or controlled by Accuride or any of its Subsidiaries, to the extent that they have the right to grant licenses within and of the scope set forth herein without the requirement to pay consideration to any third party (other than employees of Accuride or its Subsidiaries) for the grant of a license under this Agreement;

     "ACCURIDE      means the Accuride Patents, Accuride Know-how and Accuride
     TECHNOLOGY"    Licensed Process(es);

     "CONFIDENTIAL  Means information (i) disclosed in tangible form that is
     INFORMATION"   clearly marked or identified as confidential or proprietary at the time of disclosure or (ii) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized sufficiently for identification and designated as confidential in a written memorandum sent to the receiving party within thirty (30) days after disclosure. Confidential Information includes, without limitation, the Licensed Technology. Confidential
                    Information does not include information (a) in the possession of or known to receiving party prior to its receipt from disclosing party; (b) which is or becomes a matter of general public knowledge through no fault of receiving party;

     "INTELLECTUAL  means all world-wide patents, patent rights, copyrights,
     PROPERTY       copyright registrations, moral rights, trade secrets, trade
     RIGHTS"        marks, service marks, trade mark and service mark
                    registrations, and goodwill pertaining to trade marks and service marks;

     "INVENTION(S)" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable;

     "O.E.M."       Means Original Equipment Manufacturer;

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     "o.e."         Means original equipment and it shall be used in opposition to the word "AM" (Aftermarket) to indicate the specific destination of the products, that is the market of original equipment products (o.e.)) opposed to the market of spare parts ("AM");

    "AM" means Aftermarket. It is used to indicate the destination of the products to the market of spare parts in opposition to the o.e. (original equipment) market;

     "GIANETTI      means technology, information and data not claimed in the
     RUOTE          Gianetti Ruote Patents, but nevertheless proprietary,
     KNOW-HOW"      valuable, trade secrets, inventions, discoveries, know-how, processes, procedures, methods, protocols, formulas, techniques, software, designs, drawings, technical and clinical data, or other valuable technical information embodied in the Gianetti Ruote Licensed Inventions or in other Gianetti Ruote patents and useful in the development, manufacture, use or sale of Gianetti Ruote Licensed Products or Gianetti Ruote Licensed Process(es);

     "GIANETTI      means the design and manufacture of o.e. heavy steel wheels
     RUOTE          and equipment therefor;
     LICENSED FIELD"

     "GIANETTI      means the Invention(s) described in Exhibit A;
     RUOTE
     LICENSED
     INVENTION(S)"

     "GIANETTI      means the processes, methods or procedures in the Gianetti
     RUOTE          Ruote Licensed Field covered by one or more claims of the
     LICENSED       Gianetti Ruote Patents or utilizing or incorporating
     PROCESS(ES)"   Gianetti Ruote Know-how and described in Exhibit A;

     "GIANETTI      means product(s) in the Gianetti Ruote Licensed Field
     RUOTE          covered by one or more claims of the Gianetti Ruote Licensed
     LICENSED       Patents or produced by a method covered by one or more
     PRODUCTS"      claims of such Patents or utilizing or incorporating
                    Gianetti Ruote Know-how and described in Exhibit A;

     "GIANETTI      means all classes or types of patents, utility models and
     RUOTE          design patents (including, without limitation, originals,
     PATENT(S)"     divisions, continuations, continuations-in-part, extensions or reissues, or substitutes therefore, or extensions thereof, or patents of addition, and any incidental Know-how for practicing the same), and applications for these classes or types of patent rights granted or filed in the Accuride
                    Territories claiming all or a portion of the Gianetti Ruote
                    Licensed Invention(s), which are listed in Exhibit A and that

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                    are owned or controlled by Gianetti Ruote or any of its
                    Subsidiaries, to the extent that they have the right to grant licenses within and of the scope set forth herein without the requirement to pay consideration to any third party (other than employees of Gianetti Ruote or any of its Subsidiaries) for the grant of a license under this Agreement;

     "GIANETTI      Means the Gianetti Ruote Patents, Gianetti Ruote Know-how
     RUOTE          and Gianetti Ruote Licensed Process(es);
     TECHNOLOGY"

     "KNOW-HOW"     Means either the Gianetti Ruote Know-how or the Accuride
                    Know-how;

     "LICENSE TERM" Is defined in clause 2;

     "LICENSED      Means either Gianetti Ruote Licensed Inventions or
     INVENTION(S)"  Accuride Licensed Inventions;

     "LICENSED      means either the Gianetti Ruote Licensed Field or the
     FIELD"         Accuride Licensed Field;

     LICENSED       means either the Gianetti Ruote Licensed Process(es) or the
     PROCESS(ES)"   Accuride Licensed Process(es);

     "LICENSED      means either Gianetti Ruote Licensed Products or Accuride
     PRODUCTS"      Licensed Products;

     "LICENSED      means either the Gianetti Ruote Technology or the
     TECHNOLOGY"    Accuride Technology;

     "LICENSEE"     means a party in its capacity as the grantee of a license
                    hereunder;

     "LICENSOR"     means a party in its capacity as the grantor of a license
                    hereunder;

     "PATENT(S)"    means either the Gianetti Ruote Patent(s) or the Accuride
                    Patent(s);

     "SUBSIDIARY"   means any corporation, partnership or other entity, now or hereafter, (i) at least fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a party hereto, or (ii) that does not have outstanding shares or securities but at least fifty percent (50%) of whose ownership interest representing the right to make the decisions for such entity is directly or indirectly owned or controlled by a party hereto; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a

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                    Subsidiary only so long as such ownership or control exists and is at least fifty percent (50%);

     "TERRITORY"    means (i) as to Gianetti Ruote, the European Economic Area including: Austria, Belgium, Croatia, Czechoslovakia
                    Republic, Denmark, Finland, France, Germany, Greece,
                    Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, the Netherlands, Norway, Poland, Portugal, Romania,
                    Slovenia, Spain, Sweden, Turkey United Kingdom, and Egypt;, and (ii) as to Accuride, the United States, Mexico and Canada.

2.   DURATION

2.1  INITIAL LICENSE TERM

     The initial License Term shall begin on the Effective Date and expire upon the third (3rd) anniversary of the Effective Date, unless sooner terminated as provided in clause 2.3.

2.2  EXTENSIONS

     The License Term shall be automatically extended for additional two (2) year periods following the initial License Term. In the event that a party intends not to extend this Agreement at the end of the initial or an extension License Term, it shall give the other party notice of such intention not later than three (3) months prior to the expiration of the License Term then in effect.

2.3  TERMINATION

     This Agreement is closely connected to the Joint Marketing Agreement of the same date: the conclusion of the Joint Marketing Agreement will immediately and automatically terminate this Agreement. Either party may terminate this Agreement by giving one hundred and eighty (180) days advance notice of termination in writing to the other.

3.   TECHNOLOGY LICENSE

3.1  LICENSE GRANT FROM GIANETTI RUOTE TO ACCURIDE

     Gianetti Ruote hereby grants to Accuride, and Accuride accepts, a nonexclusive royalty free license under and to practice the Gianetti Ruote Technology, and to make, for it's use, and directly or indirectly sell, offer to sell or otherwise dispose within the limits of Gianetti
     Ruote Licensed Products, and to practice and exploit the Gianetti Ruote Licensed Process(es), during the License Term, within and not beyond the o.e. market, the Accuride Territory and in the Gianetti Ruote Licensed Field.

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3.2  LICENSE GRANT FROM ACCURIDE TO GIANETTI RUOTE

     Accuride hereby grants to Gianetti Ruote, and Gianetti Ruote accepts, a nonexclusive royalty free license under and to practice the Accuride Technology, and to make, for it's use, and directly or indirectly sell, offer to sell or otherwise dispose of Accuride Licensed Products, and to practice and exploit the Accuride Licensed Process(es), during the License Term, within and not beyond the o.e. market, the Gianetti Ruote Territory and in the Accuride Licensed Field.

3.3  IMPROVEMENTS BY LICENSOR

     Licensor agrees to grant, and does hereby grant, Licensee, free of payment of any additional royalty, for and exclusively during the duration of this Agreement, a license commensurate in scope with that provided in clauses 3.1 and 3.2 to practice any and all improvements and inventions related to the Licensed Product(s) or Licensed Process(es), or any method or apparatus of making the same, under any patent filed, obtained, or acquired by the Licensor or under which the Licensor shall have the right to grant such a license. To this purpose, the Licensor will give immediate notice to the Licensee of any of such improvements, inventions, methods or apparatus obtained.

3.4  IMPROVEMENTS BY LICENSEE

     The Licensor will have the sole and exclusive property of any and all improvements and inventions related to the Licensed Product(s) or Licensed Process(es) or any method or apparatus of making the same, under any patent filed, obtained or acquired by the Licensee during the duration of this Agreement, either patentable or no patentable. The Licensor will be entitled to register and use in any way such improvements, inventions, methods and apparatus. The Licensee will keep the right to use those improvements in the same extent and within the same limits provided in clauses 3.1 and 3.2. To this purpose, the Licensee will give immediate notice to the Licensor of any of such improvements, inventions, methods or apparatus obtained.

3.5  NO OTHER RIGHTS

     No other rights are granted hereunder, by implication, estoppel, statute or otherwise, except as expressly provided herein. Specifically, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give either party any right to license the other party's Patents, Know-how, Licensed Products or Licensed Processes to others.

4.   KNOW-HOW

4.1  AGREEMENT TO PROVIDE

     Licensor agrees to furnish Licensee for and exclusively the duration of the present Agreement with all the Know-how, to the full extent available to Licensor, necessary or anyway useful to enable to manufacture and sell the Licensed Product(s) or use the Licensed Process(es), and anyway all the Know-how hold by the Licensor and related to

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     his Licensed Patents and Processes and to any of his patents. In particular, Licensor will furnish Licensee with the technical information and services listed on Exhibit A for Gianetti Ruote and Exhibit B for Accuride.

4.2  LANGUAGE

     Licensor shall furnish to Licensee the Know-how described in clause 4.1 in the English language and in English units. All such Know-how furnished during the term of this Agreement shall be and remain the sole property of Licensor and shall not be used by Licensee other than under the terms and conditions hereof. Upon the termination or cancellation of this Agreement, all such Know-how, including all copies and translations thereof, in the possession or control of Licensee, shall be promptly returned to Licensor, and Licensee shall not thereafter make any use or disclosure whatsoever of the aforesaid Know-how.

4.3  NO SPECIAL SERVICES

     Nothing contained in this Agreement shall be construed to require Licensor to specifically prepare technical information or data for Licensee, except by reproduction, nor to engage in any special engineering or technical studies on behalf of Licensee, nor to provide technical information or data until that information or data has reached a stage of development which, in Licensor's sole discretion, renders the technical information or data suitable for use by Licensee.

4.4  EXCLUSIONS

     Anything in this Agreement to the contrary notwithstanding, Licensor shall not be required to disclose to Licensee any Know-how:

     (a) regarding patentable information or data for which no patent application has been filed in the Territory; or

     (b) which Licensor is prevented from disclosing to Licensee by any governmental rule, practice or regulation.

4.5  REIMBURSEMENT

     Licensee will reimburse Licensor for Licensor's actual direct costs in reproducing and providing copies of drawings, specifications, manuals, designs, and other data, and for its cost in furnishing any equipment, fixtures, or tooling.

5.   EXPORT

     This Agreement is subject to all present and future regulations and restrictions of the United States Government and Italian Governments, or other Government having jurisdictional authority over the relevant parties and the respective departments and agencies thereof. Each party agrees that neither it nor any of its sub-licensees will ship or divert for use in any country or countries any of the Licensed Product(s) or Licensed Process(es) or

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     technical data or information with respect thereto in contravention of the laws and regulations of the United States, Italian or other such Government and the respective departments and agencies thereof, or cause or permit such shipping or diversion without appropriate license or approval of the United States, Italian or other such Government and the respective departments and agencies thereof.

6.   EQUIPMENT

     All equipment furnished a party by the other shall remain the property of the furnishing party and shall be returned to such party following the term or termination of this Agreement.

7.   QUALITY STANDARDS AND CONTROLS

7.1  USE OF KNOW-HOW

     Licensee covenants and agrees that, except as Licensor may otherwise consent in writing, Licensee will not directly or indirectly use the Know-how furnished to Licensee hereunder in the manufacture, use, or sale of any products or goods, or any intermediate components or parts of products or goods manufactured, used, or sold by Licensee, except in connection with the manufacture, use, or sale within the limits of OEM market of Licensed Product(s) or Licensed Process(es), in accordance with terms and conditions of this Agreement.

7.2  MANUFACTURING PRACTICES

     Licensee agrees to manufacture the Licensed Product(s) or use the Licensed Process(es) in accordance with good manufacturing practices and in compliance with applicable laws, rules and regulations.

7.3  INSPECTION

     Licensor or its designee shall have the right (but not the obligation) at all reasonable times to inspect the operations of Licensee, and to review the engineering, drafting and manufacturing efforts of Licensee hereunder with a view to insuring that the Licensed Product(s) or Licensed Process(es) meet appropriate performance and quality standards.

7.4  REMEDIATION

     Should Licensor notify Licensee that aspects or features of the Licensed Product(s) or Licensed Process(es) fail to comply with the aforementioned standards and specifications, Licensee shall promptly proceed to correct such defects in accordance with Licensor's instructions thereto.

7.5  LOCAL CERTIFICATIONS

     Licensee shall have the responsibility to ensure, at its expense, that all Licensed Products or Licensed Process(es), to the extent required, are approved, inspected, certified or licensed by the appropriate regulatory agencies, boards, or departments.

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8.   OWNERSHIP OF LICENSED TECHNOLOGY AND IMPROVEMENTS

8.1  OWNERSHIP OF LICENSED TECHNOLOGY

     As between the parties, Licensor owns and will retain all rights, title, and interests, including but not limited to Intellectual Property Rights, in and to the Licensed Technology.

8.2  OWNERSHIP OF MODIFICATIONS AND IMPROVEMENTS

     As between the parties, Licensor shall own all rights, title, and interests, including but not limited to Intellectual Property Rights, in and to any modifications and improvements to Licensed Technology created or developed by or for Licensee.

9.   INDEMNIFICATION

9.1  INDEMNIFICATION OBLIGATION

     Each party shall be responsible of its own activity against any third party. In particular, each party shall be the sole responsible for any and all activities related and connected to the use and exploitation of the other party's Licensed Technology.

     Each party (the "INDEMNITOR") shall indemnify, defend and hold harmless the other and its officers, directors, employees and agents and their respective successors, legal representatives, heirs and assigns (the "INDEMNITEES"), against any liability, damage, loss, or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments:

     (a) as a result of or in connection with the conduct of the Indemnitor's business, including actions taken or representations made by in connection with its performance of this Agreement; or

     (b) arising out of the condition, character or quality of any product or service sold or licensed by the Indemnitor, including those based on any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any Licensed Product(s) or Licensed Process(es) made, used or sold by the Indemnitor, its Subsidiaries or any sub-licensees pursuant to any right or license granted under this Agreement.

9.2  EXCEPTIONS

     The indemnification obligation under clause 9 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the gross negligence or willful misconduct of the Indemnitees.

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10.  CONFIDENTIAL INFORMATION

10.1 CONFIDENTIAL INFORMATION

     Each party shall hold in confidence, and shall use solely for purposes of or as provided in this Agreement, any Confidential Information received by it from the other or derived from Confidential Information received from the other, and shall protect the confidentiality of such with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care, for the whole period of duration of the present Agreement and of the Joint Marketing Agreement.

10.2 EXCEPTIONS

     The obligations of clause 10.1 shall not apply to any portion of the Confidential Information which:

     (a) is required to be disclosed pursuant to a legal, judicial, or administrative procedure or otherwise required by law;

     (b) is now or which hereafter, through no act or failure to act on the part of the receiving party, becomes generally known in the heavy and light wheel industry;

     (c) is already in the possession of, or known to, the receiving party prior to its receipt; or

     (d) is approved for release or use without restriction by written authorization of an officer of the disclosing party.

     Subject to the requirements of clause 10 hereof, a receiving Party may disclose appropriate portions of Confidential Information to its employees who have a need to know the specific information in question, and to subsidiaries, affiliates, representatives, agents, auditors, lenders, and regulators having a need or right to know. No Confidential Information shall be disclosed to any third party by a receiving party without the prior written consent of the other party.

10.3 RETURNING CONFIDENTIAL INFORMATION

     In case of termination of this Agreement and of the Joint Marketing Agreement, the parties shall immediately cease to use all the Confidential Information and within thirty (30) days shall return all materials of any kind containing Confidential Information of the other party to that party.

10.4 INJUNCTION

     Confidential Information has been and will continue to be of central importance to the business of a disclosing party and its disclosure to or use by others will cause immediate and irreparable injury to the disclosing party, which may not be adequately compensated by damages and for which there is no adequate remedy at law. In the event of any actual

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     or threatened misappropriation or disclosure of Confidential Information, the receiving party agrees that the disclosing party will be entitled to an injunction prohibiting such misappropriation or disclosure, and to specific enforcement of the receiving party's obligations hereunder. The foregoing rights to an injunction and specific performance will be cumulative and in addition to every other remedy now or hereafter available to disclosing party in law or equity or by statute.

11.  LIMITED WARRANTY; DISCLAIMER

     Each party represents and warrants that it has the authority to enter into this Agreement and license the Licensed Technology as contemplated herein. Except as so provided, the Licensed Technology is licensed "AS IS," WITHOUT WARRANTY OF ANY KIND.

12.  LIMITATION OF LIABILITY

     In no event shall either party be liable for any lost revenues or profits or other special, indirect, consequential, or punitive damages arising out of this Agreement, even if that party has been advised of the possibility of such damages, and regardless whether any remedy set forth herein fails of its essential purpose.

13.  DISPUTE RESOLUTION

13.1 DISPUTES

     All claims, disputes and other matters in controversy (herein called "DISPUTE") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or non-contractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this clause 13.

13.2 RESOLUTION

     The parties shall attempt to settle any dispute, claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual co-operation. The primary forum for the settlement of matters arising hereunder shall be through the Steering Committee provided for above which shall meet within fifteen (15) days of notification of a dispute by one of them. If the dispute is not resolved within five (5) days of such meeting (or sixteen (16) days should a meeting of the such persons have not occurred for any reason), either party may refer the matter to the chief executives of each party. If the Committee fails to produce a solution accepted by the parties affected by the matter in question then the following procedures shall be adhered to by the parties:-

     (a) the respective chief executives of the affected parties shall attempt to resolve the dispute by meeting fully briefed on the issues, and discussing the possible solutions and if possible agreeing on a solution or procedure for a solution (which may include one of the further steps set out below). The chief executives shall be obliged to meet for this purpose within thirty (30) days of notification of dispute;

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     (b)  if a meeting of chief executives does not lead to a solution, any one of such chief executives may require that the dispute shall be mediated by an international expert of standing and repute in the field of the subject matter of the dispute, selected from a panel of mediators proposed by the Centre for Dispute Resolution (CEDR) in the United Kingdom. The parties agree to co-operate and participate with the mediation process by making senior executives available and adhering to the processes proposed by such mediator. Costs of the mediator shall be borne equally by the parties to the dispute; other costs shall be borne by the party incurring them. The mediator shall be selected by agreement, not to be delayed or withheld;

     (c) if agreement or solution is not reached within ninety (90) days of commencement of mediation process or if agreement is not reached on the selection of a mediator, the matter in dispute shall be referred for final solution by arbitration in London, England under the arbitration rules of the International Chamber of Commerce by a single arbitrator agreed between the parties or failing such agreement within thirty (30) days, by a panel of three arbitrators, of whom one shall be appointed by Gianetti Ruote, one shall be appointed by Accuride, and the third shall be appointed by the other two, save that if no agreement is reached by them on the third within thirty (30) days, the third shall be appointed by the President (or equivalent officer) for the time being of the International Chamber of Commerce.

13.3 NO PUNITIVE DAMAGES, FEES

     Under no circumstances shall the arbitrator(s) have any authority to award punitive damages. Judgement on the arbitrator's award may then be entered in any court which has proper jurisdiction. The prevailing party shall be entitled to reimbursement of attorneys' and other fees incurred in satisfying its judgement.

13.4 RIGHTS OF PARTIES

     The use of any of the above procedures shall not be construed under the doctrine of laches, waiver or estoppel to affect adversely the right of either party, and nothing in this section shall prevent either party from resorting to judicial proceedings if:

     (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or

     (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

14.  GENERAL

14.1 IMPLEMENTATION

     (a) The parties shall promptly execute and file any documents that may be required to comply with the requirements of any applicable law for the formation and operation of this License Agreement.

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     (b)  The parties agree to jointly ensure that any third party under their respective control implements any documents in accordance with the terms of this Agreement.

14.2 AGREEMENT

     The provisions of this Agreement shall be binding upon and shall survive for the benefit of the parties and their respective successors and assigns, subject, however, to the provisions regarding assignment set out below.

14.3 SEVERABILITY

     In the event that any provision or any portion of any provision contained in this Agreement is unenforceable, the remaining provisions and, in the event that a portion of any provision is unenforceable, the remaining portion of such provision, shall nevertheless be carried into effect.


14.4 NO WAIVER

     The failure of either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision of this Agreement.

14.5 FURTHER ASSURANCES

     Each party shall perform all such acts and execute and deliver all such instruments, documents and writings as may be reasonable required to give full effect to this Agreement.

14.6 NO WARRANTY

     No warranty or representation of any kind is given or made expressly or implied by any party hereto as to the extent or otherwise of the success as a commercial venture of this Agreement and the Joint Marketing Agreement and each party hereby agrees that it shall not seek to hold the other liable in this respect in the event of any losses sustained by reason of this Agreement and the Joint Marketing Agreement not proving to be a success as a commercial venture.

14.7 AMENDMENT

     Except as otherwise provided herein, this Agreement can only be modified by written agreement duly signed by persons authorized to sign agreements on behalf of Gianetti Ruote and Accuride.

14.8 ASSIGNMENT

     This Agreement shall be binding on the parties hereto, but shall not be assignable by either party without the consent of the other party, which consent shall not be

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      unreasonably withheld except in the event of a transfer of substantially the entire business of either party to which this Agreement pertains.

14.9  CHOICE OF LAW

      This Agreement is made under and shall be governed by and construed in accordance with the laws of England and Wales. the United Kingdom.

14.10 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

14.11 ENTIRE AGREEMENT

      This Agreement, including the Exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against either Party. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both Parties.

14.12 FORCE MAJEURE

      Neither party will be liable to the other for delays in or partial or total failure of performance due to causes beyond such party's reasonable control, including, but not limited to mandatory law, acts of God, acts or omissions of civil or military authority, any rule, regulation or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, fires, floods, epidemics, war, embargo, riots or national company strikes or lockouts and other causes beyond the control of the affected party.

14.13 HEADINGS

      The headings and captions in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.14 NO RIGHTS IN THIRD PARTIES

      This Agreement is made for the benefit of the Parties, and not for the benefit of any third parties unless otherwise agreed to by the Parties.

14.15 NOTICES

      All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address first set forth above or as otherwise notified in writing. Such notice will be effective upon receipt.

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14.16 RELATIONSHIP OF THE PARTIES

      No employees, consultants, contractors, or agents of one Party are agents, employees, franchisees, of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation. No Party will represent to the contrary, either expressly, implicitly, or otherwise. No partnership (as that term is understood in law) is or is intended to be created by this Agreement or as a result of its implementation.

14.17 TRANSLATION

      This Agreement may be translated into the Italian language for the convenience of the parties, provided, however, that in all events the English language text of this Agreement, as executed by or on behalf of each party hereto, shall constitute the governing text.

15.   THIRD PARTY COMMITMENTS

      The commitments of the parties under this Agreement shall not affect in any way any existing arrangements which either party has in place with third parties, including technology licenses, patent licenses, support or assistance agreements or other agreements concerning the disclosure or exchange of proprietary information. The parties agree, however, that with respect to any contracts for Licensed Products which they may be awarded in the future for which territorial production assistance may be required within the Territory described in this Agreement, they will first seek such assistance from each other before approaching any third party wheel manufacturer. Further, the parties agree that during the term and within the Territory described in this Agreement, and except to the extent permitted by this clause 15 they will not enter into a mutual co-operation agreement similar to this Agreement with any third party without prior notification to the other party. To ensure that each party will continue to abide by this commitment and to avoid any confusion or dispute, the parties shall disclose to each other any existing or future co-operation agreements with companies engaged in the design, development or manufacture of Licensed Products to the extent such disclosure is not restricted or prohibited by prior agreement. Initial disclosure shall occur within thirty days of the signing of this agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.


GIANETTI RUOTE SPA

By: /s/ G. PERRIS MAGNETTO
   ------------------------------
Its: MANAGING DIRECTOR


ACCURIDE CORPORATION

By: /s/ WILLIAM P. GREUBEL
   ------------------------------
Its: PRESIDENT

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EXHIBIT A
GIANETTI RUOTE TECHNOLOGY DETAILED SPECIFICATION

A-1  Gianetti Ruote Licensed Inventions

A-2  Gianetti Ruote Licensed Patents

A-3  Gianetti Ruote Licensed Know-how

     FEA knowledge
     Biaxial Test Knowledge
     Welding techniques
     Heavy truck design
     High volume wheel manufacturing techniques
     HSLA and future generation steel design knowledge and manufacturing techniques for heavy wheels
     Stamped disc knowledge as it applies to dual commercial heavy wheels

A-4  Gianetti Ruote Licensed Products

A-5  Gianetti Ruote Licensed Processes


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EXHIBIT B
ACCURIDE TECHNOLOGY DETAILED SPECIFICATION

B-1  Accuride Licensed Inventions

B-2  Accuride Licensed Patents

B-3  Accuride Licensed Know-how
     FEA knowledge
     Disc Spinning technology
     Heavy wheel design theory
     Accuride proprietary spinner design
     Knowledge of gas shielded welding
     Wheel manufacturing technology
     Gianetti plan modernization

B-4  Accuride Licensed Products

B-5  Accuride Licensed Processes



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